                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  ___________


                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO

                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 AUGUST 8, 1997
                Date of report (Date of earliest event reported)


                             CALLAWAY GOLF COMPANY
               (Exact Name of Registrant as Specified in Charter)

          CALIFORNIA                   1-10962               95-3797580
(State or Other Jurisdiction         (Commission          (I.R.S. Employer
      of Incorporation)              File Number)         Identification No.)


                              2285 RUTHERFORD ROAD
                            CARLSBAD, CA  92008-8815
                    (Address of Principal Executive Offices)

                                 (760) 931-1771
              (Registrant's telephone number, including area code)

This Amendment No. 1 to Current Report on Form 8-K/A amends the Current Report on Form 8-K (the "Form 8-K") of Callaway Golf Company, a California corporation (the "Company," or the "registrant") for the event dated August 8, 1997, as filed with the Securities and Exchange Commission on August 22, 1997.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Business Acquired.

          The following financial statements of Odyssey Sports, Inc. are filed herewith as Item 7(a):

          Audited financial statements as of September 30, 1996 and for the year then ended, as follows:
          -Report of Independent Accountants;
          -Balance Sheet as of September 30, 1996;
          -Statement of Income for the year ended September 30, 1996;
          -Statement of Changes in Invested Capital of Parent for the year ended
           September 30, 1996;
          -Statement of Cash Flows for the year ended September 30, 1996; and -Notes to financial statements.

          Unaudited financial statements as of June 30, 1997 and for the nine months ended June 30, 1997 and 1996, as follows:
          -Unaudited Balance Sheet as of June 30, 1997;
          -Unaudited Statements of Income for the nine months ended June 30,
           1997 and 1996; and
          -Unaudited Statements of Cash Flows for the nine months ended June 30, 1997 and 1996.

     (b)  Pro Forma Financial Information.

          The following pro forma financial information is being filed herewith as Item 7(b):
          -Unaudited Pro Forma Consolidated Condensed Balance Sheet as of June
           30, 1997;
          -Unaudited Pro Forma Consolidated Condensed Statements of Income for the six months ended June 30, 1997 and the year ended December 31, 1996; and
          -Notes to Unaudited Pro Forma Consolidated Condensed financial statements.

     (c)  Exhibits.

          The following Exhibits are filed herewith as Item 7(c):
          *10.1 Asset Purchase Agreement dated July 20, 1997 by and among Callaway Golf Company, Odyssey Sports, Inc. and U.S. Industries, Inc.
          *10.2 Transitional Assembly Agreement dated as of August 8, 1997 by and between Callaway Acquisition and Tommy Armour Golf
                 Company
           23.1  Consent of Independent Accountants
          *99.1  Press Release, dated August 11, 1997, of Callaway Golf Company

__________
*Previously filed with the registrant's Report on Form 8-K, as filed with the Securities and Exchange Commission on August 22, 1997

ITEM 7 (a)

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and
Shareholder of Odyssey Sports, Inc.

In our opinion, the accompanying balance sheet and the related statements of income, changes in invested capital of parent and of cash flows present fairly, in all material respects, the financial position of Odyssey Sports, Inc. ("Odyssey") at September 30, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of Odyssey's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


/s/ PRICE WATERHOUSE LLP

Chicago, Illinois
September 24, 1997

                              ODYSSEY SPORTS, INC.
                                 BALANCE SHEET
                                    (000's)

                                                September 30,    June 30,
                                                    1996           1997
                                                -------------   -----------
                                                                (unaudited)
ASSETS
Current assets:
 Cash                                                 $     7      $     7
 Trade receivables, net                                10,546       17,908
 Inventories, net                                       1,975        3,900
 Deferred income taxes                                      8            8
 Other current assets                                       8          132
                                                      -------      -------
     Total current assets                              12,544       21,955
                                                      -------      -------

Property, plant and equipment, net                        747        1,293
Deferred income taxes                                      57           57
Goodwill, net                                          13,632       13,362
Other assets                                               91          201
                                                      -------      -------
                                                      $27,071      $36,868
                                                      =======      =======


LIABILITIES AND INVESTED CAPITAL OF PARENT
Current liabilities:
 Trade accounts payable                               $ 1,976      $ 2,278
 Accrued expenses and other liabilities                 1,341        1,731
                                                      -------      -------
     Total current liabilities                          3,317        4,009
                                                      -------      -------

Commitments and contingencies

Invested capital of parent                             23,754       32,859
                                                      -------      -------

                                                      $27,071      $36,868
                                                      =======      =======

                       See notes to financial statements.

                              ODYSSEY SPORTS, INC.
                              STATEMENT OF INCOME
                                    (000's)


                                                                Nine Months
                                             Year                   Ended
                                             Ended                 June 30,
                                         September 30,   -------------------------
                                             1996           1997          1996
                                         -------------   -----------   -----------
                                                         (unaudited)   (unaudited)

Net sales                                      $33,203      $44,046       $19,996
Cost of products sold                           14,581       19,568         8,411
                                               -------      -------       -------
      Gross profit                              18,622       24,478        11,585

Selling expenses                                 9,080       11,277         6,263
General and administrative expenses              4,024        4,095         2,727
Research and development costs                     474          476           305
Amortization of goodwill                           360          270           270
                                               -------      -------       -------

      Income before income taxes                 4,684        8,360         2,020

Income tax expense                               1,996        3,595           869
                                               -------      -------       -------
     Net income                                $ 2,688      $ 4,765       $ 1,151
                                               =======      =======       =======

                       See notes to financial statements.

                              ODYSSEY SPORTS, INC.
               STATEMENT OF CHANGES IN INVESTED CAPITAL OF PARENT
                                    (000's)

Balance at September 30, 1995                        $17,344

Net Income                                             2,688

Tax settlements with Parent                            1,996

Administrative charges and cash management
 transactions with Parent                             (2,358)

Net trade activity with affiliates                     4,084
                                                     -------

Balance at September 30, 1996                         23,754

Net Income (unaudited)                                 4,765

Tax settlements with Parent (unaudited)                3,595

Administrative charges and cash management
 transactions with Parent (unaudited)                   (467)

Net trade activity with affiliates (unaudited)         1,212
                                                     -------

Balance at June 30, 1997 (unaudited)                 $32,859
                                                     =======

                       See notes to financial statements.

                              ODYSSEY SPORTS, INC.
                            STATEMENT OF CASH FLOWS
                                    (000's)



                                                                                          Nine Months
                                                                 Year                        Ended
                                                                Ended                       June 30,
                                                             September 30,      -------------------------------
                                                                 1996               1997               1996
                                                             -------------      ------------        -----------
                                                                                (unaudited)         (unaudited)

Cash flow used in operating activities:
 Net income                                                  $ 2,688             $ 4,765            $ 1,151
 Adjustments to reconcile net income to net cash used
   in operating activities:
     Depreciation and amortization                               537                 467                397
     Provision for deferred income taxes                         226
     Goodwill adjustment                                         231
 Increase (decrease) in cash resulting from changes in:
     Trade receivables, net                                   (8,722)             (7,362)            (5,913)
     Inventories, net                                           (636)             (1,918)              (852)
     Other current assets                                         16                (124)                 3
     Other assets                                                (56)               (110)               (24)
     Trade accounts payable                                    1,367                 302              1,708
     Accrued expenses and other liabilities                    1,181                 430                 37
                                                             -------             -------            -------
       Net cash used in operating activities                  (3,168)             (3,550)            (3,493)
                                                             -------             -------            -------

Cash flow used in investing activities:
 Purchases of property, plant and equipment                     (677)               (831)              (545)
 Proceeds from sale of property, plant and equipment                                  88
                                                             -------             -------            -------
     Net cash used in investing activities                      (677)               (743)              (545)
                                                             -------             -------            -------
Cash flow from financing activities:
 Net activity with affiliates                                  3,722               4,293              3,927
                                                             -------             -------            -------
     Decrease in cash and cash equivalents                      (123)                                  (111)

Cash and cash equivalents at beginning of year                   130                   7                130
                                                             -------             -------            -------

Cash and cash equivalents at end of year                     $     7             $     7                 19
                                                             =======             =======            =======

                       See notes to financial statements.

                              ODYSSEY SPORTS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                    (000's)

NOTE 1- BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS
---------------------------------------------------------

Description of Business
-----------------------

Odyssey Sports, Inc., a California corporation ("Odyssey"), is an indirect wholly-owned subsidiary of U.S. Industries, Inc. (the "Parent"). Effective March 12, 1995, Odyssey was acquired by the Parent pursuant to a merger agreement between the Parent's wholly-owned subsidiary, Tommy Armour Golf Company ("Tommy Armour"), and Odyssey. The accompanying financial statements include certain expenses which were allocated to Odyssey for services provided by Tommy Armour and the Parent. See Note 3 for a description of the related services provided to Odyssey.

Effective on August 8, 1997, Odyssey sold substantially all of its tangible assets to Callaway Acquisition, a wholly owned subsidiary of Callaway Golf Company (the "Company") as more fully described in Note 12. Odyssey designs, manufactures and distributes Odyssey(R) brand golf putters and wedges.

Interim Results
---------------

The accompanying balance sheet at June 30, 1997 and the related statements of income and of cash flows for the nine months ended June 30, 1997 and 1996 are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair statement of results of the interim periods. The data disclosed in these notes to the financial statements at such dates and for such periods are also unaudited.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------

Revenue Recognition
-------------------

Revenue is recognized upon shipment of product to the customer, net of an allowance for sales returns.

Concentration of Credit Risk
----------------------------

Golf specialty stores and golf course pro shops are Odyssey's principal customers within the golf equipment industry. Sales to these customers are generally unsecured.

Inventories
-----------

Inventories, net of allowances for excess and obsolete items, are valued at the lower of cost or market. Cost is determined under the first-in, first-out
(FIFO) method.

Property, Plant and Equipment
-----------------------------

Property, plant and equipment are stated at cost, less an allowance for depreciation. Depreciation is computed on a straight-line basis over estimated useful lives which range from 3 to 5 years.

Goodwill
--------

Goodwill represents the excess of the Odyssey 's allocated acquisition cost over the fair value of the net assets acquired and is being amortized using the straight-line method over forty years. Goodwill is assessed for recoverability based on the fair value methodology. Accumulated amortization at September 30, 1996 was $570. Odyssey recorded amortization expense of $360 for the year ended September 30, 1996.

Income Taxes
------------

Odyssey's United States earnings results have been included in the consolidated federal income tax return filed by the Parent. Accordingly, all current federal income taxes are considered due to the Parent and are reflected in the Invested Capital of Parent. Pursuant to informal tax allocation agreements, Odyssey provides for federal income taxes on a stand-alone basis.

Odyssey files separate state tax returns. All current state income taxes are funded by the Parent, and accordingly, all state income tax balances are included in the Invested Capital of Parent.

Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws. Deferred income tax expense or benefit is based on the changes in the asset or liability from period to period.

Advertising Costs
-----------------

Odyssey advertises primarily through print media. Odyssey's policy is to charge such costs to expense as incurred. Advertising costs totaled $3,842 for the year ended September 30, 1996.

Fair Value of Financial Instruments
-----------------------------------

The carrying value of short-term financial instruments is a reasonable estimate of their fair value due to their imminent maturity. Accordingly, fair value approximates book value at September 30, 1996.

Invested Capital of Parent
--------------------------

All intercompany balances with the Parent and affiliates are included within the Invested Capital of Parent caption in the accompanying financial statements. Except for certain cash balances controlled at Odyssey's level, cash accounts have been controlled on a centralized basis by the Parent. Accordingly, cash receipts and disbursements have been received or made through the Parent, resulting in net adjustments to Odyssey 's Invested Capital of Parent.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fiscal Year
-----------

Odyssey's fiscal year ends on the Saturday nearest to September 30 and reflects 52-week or 53-week periods. The fiscal year has been designated as ending on September 30 for convenience of reference.

NOTE 3 - RELATED PARTY TRANSACTIONS
-----------------------------------

Odyssey has been provided certain services by Tommy Armour and the Parent. Odyssey has been charged a fee by these affiliates for the services rendered. Such services include warehouse and distribution services, as well as management, legal, employee benefit and accounting services. Management believes that the fees charged have been allocated to Odyssey on a reasonable basis (principally on the ratio of Odyssey's revenues to Tommy Armour's and Odyssey's combined revenues). However, these charges are not intended to approximate costs incurred as if Odyssey were operating on a stand-alone basis. Such amounts totaled $3,025 for the year ended September 30, 1996.

Beginning January 1, 1996, employees of Odyssey began participating in a defined contribution plan sponsored by the Parent. Odyssey makes matching contributions to the plan equal to a certain percentage of the employees' contributions. Contributions to the plan for the nine months ended September 30, 1996 were $16 and are included in general and administrative expenses in the Statement of Income.

NOTE 4 - TRADE RECEIVABLES, NET
-------------------------------

Trade receivables, net, at September 30, 1996 consist of the following:


     Trade receivables                         $11,059
     Less allowance for doubtful accounts         (408)
     Less allowance for sales returns             (105)
                                               -------
                                               $10,546
                                               =======

NOTE 5 - INVENTORIES, NET
-------------------------

Inventories, net, at September 30, 1996 and June 30, 1997 consist of the following:

                                               September 30,      June 30,
                                                    1996            1997
                                               -------------      ---------
                                                                  (unaudited)
     Finished products                           $   953            $1,771
     In-process products                             625               862
     Raw materials                                   443             1,346
                                                 -------            ------
                                                   2,021             3,979
     Less obsolescence reserve                       (46)              (79)
                                                 -------            ------
                                                 $ 1,975            $3,900
                                                 =======            ======

NOTE 6 - PROPERTY, PLANT AND EQUIPMENT, NET
--------------------------------------------

Property, plant and equipment, net, at September 30, 1996 and June 30, 1997 consist of the following:

                                               September 30,      June 30,
                                                    1996            1997
                                               -------------      ---------
                                                                  (unaudited)
     Leasehold improvements                        $   122          $  396
     Machinery and equipment                           545             748
     Furniture and fixtures                            558             790
                                                   -------          ------
                                                     1,225           1,934
     Less allowance for depreciation                  (478)           (641)
                                                   -------          ------
                                                   $   747          $1,293
                                                   =======          ======

Depreciation expense for the year ended September 30, 1996 totaled $177.

NOTE 7 - ACCRUED EXPENSES AND OTHER LIABILITIES
-----------------------------------------------

Accrued liabilities at September 30, 1996 consist of the following:

      Accrued compensation                                 $  556
      Accrued sales promotions                                109
      Accrued miscellaneous expenses (all
       individually less than 5% of total liabilities)        676
                                                           ------
                                                           $1,341
                                                           ======

NOTE 8 - LEASES
---------------

Odyssey is obligated under various noncancellable operating leases for office facilities and miscellaneous equipment. Rental expense under these agreements was $116 for the fiscal year ended September 30, 1996. As of September 30, 1996 future minimum lease payments under noncancellable operating agreements were as follows:

     1997           $102
     1998             96
     1999              8
                    ----
                    $206
                    ====

NOTE 9 - INCOME TAXES
---------------------

The provision for income taxes consists of the following:

     Current:
     Federal         $1,531
     State              239
     Deferred:          226
                     ------
                     $1,996
                     ======

Odyssey's effective income tax rate differs from the statutory federal income tax rate as follows:

Income tax at federal statutory rate                   $1,594    34.0%
State income taxes (net of federal benefit)               248     5.3%
Goodwill amortization                                     141     3.0%
Other                                                      13     0.3%
                                                       ------    ----
                                                       $1,996    42.6%
                                                       ======    ====

The components of the net deferred tax provision were as follows:

Provision for doubtful accounts                          $ (48)
Inventory obsolescence                                     123
Tax deduction in advance of
 financial reporting deduction                             213
Depreciation                                               (27)
Other accruals and reserves                                (35)
                                                         -----
                                                         $ 226
                                                         =====

Significant components of the deferred tax asset are as follows:

Deferred tax assets:
  Property, plant and equipment                       $  57
  Inventory                                              28
  Accruals and liabilities                               24
  Other                                                   6
                                                      -----
                                                        115
Deferred tax liability:
  Accounts receivable                                   (50)
                                                      -----
                                                      $  65
                                                      =====

NOTE 10 - COMMITMENTS AND CONTINGENCIES
---------------------------------------

Odyssey is involved in various legal proceedings that have arisen in the normal course of business. It is management's opinion, based on the advice of counsel, that the ultimate resolution of such litigation will not have a material adverse effect on Odyssey 's financial position, results of operations, or cash flows.

NOTE 11 - SALES INFORMATION
---------------------------

Odyssey is engaged in domestic and international sales within the following geographic areas for the fiscal year ended September 30, 1996:

United States                               $25,926
Asia                                          3,584
Europe                                        1,558
All others - individually less than 5%
 of net sales                                 2,135
                                            -------
                                            $33,203
                                            =======

NOTE 12 - SUBSEQUENT EVENT
--------------------------

Pursuant to an asset purchase agreement dated July 20, 1997, Odyssey sold substantially all of its tangible assets to Callaway Acquisition on August 8, 1997. In consideration, Callaway Acquisition paid $130,000 in cash, subject to adjustment, to the Parent. The adjustment to the purchase price is to be determined based upon the difference between the Final Net Assets (as defined in the asset purchase agreement) and the Target Net Assets (as defined in the asset purchase agreement).

ITEM 7 (b)

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


On August 8, 1997, Callaway Acquisition, a wholly-owned subsidiary of Callaway Golf Company (the "Company") consummated its acquisition of substantially all of the tangible assets of Odyssey Sports, Inc. ("Odyssey"), subject to certain adjustments as of the time of closing. Odyssey manufactures and markets the Odyssey(R) line of putters and wedges with Stronomic(R) face inserts.

The unaudited pro forma financial statements are based on assumptions the Company believes are reasonable, including those related to cost savings arising from the elimination of charges from U.S. Industries, Inc. (the "Parent") net of the estimated replacement costs, and which the Company believes are both factually supportable and directly attributable to the acquisition. Such unaudited pro forma financial statements and accompanying notes should be read in conjunction with the audited Consolidated Financial Statements of the Company and the related notes thereto which are included in the Company's Annual Report on Form 10-K for its year ended December 31, 1996, Quarterly Report on Form 10-Q for the three months ended June 30, 1997, and the Company's Current Report on Form 8-K dated August 8, 1997 (all filed with the Securities and Exchange Commission) and the Financial Statements of Odyssey for the nine months ended June 30, 1997 and the year ended September 30, 1996, and the respective accompanying notes thereto included in Item 7 (a) of this Report.

The following pro forma financial data are not necessarily indicative of the Company's results of operations that might have occurred had the transaction been completed at the beginning of the periods specified, and do not purport to represent what the Company's consolidated results of operations might be for any future period.


UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

The following Unaudited Pro Forma Consolidated Condensed Balance Sheet as of June 30, 1997 reflects the historical consolidated balance sheets of the Company and Odyssey adjusted to give effect to the acquisition of substantially all of the assets of Odyssey, as if the acquisition had occurred at June 30, 1997. The Unaudited Pro Forma Consolidated Condensed Balance Sheet combines the financial position of the Company as of June 30, 1997 and the financial position of Odyssey as of March 31, 1997.

The Company has accounted for the acquisition as a purchase and all required purchase accounting adjustments to record assets and liabilities at their estimated fair values have been made based on the actual allocation price and actual levels of Odyssey assets acquired and liabilities assumed on the acquisition date. The acquisition price is subject to certain adjustments. Any adjustment to the purchase price will affect the amount allocated to intangible assets and will affect the amortization of intangibles in subsequent periods.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF INCOME

The following Unaudited Pro Forma Consolidated Condensed Statements of Income for the six months ended June 30, 1997 and the year ended December 31, 1996 are based on the respective historical consolidated statements of income of the Company and Odyssey, adjusted to give effect to the acquisition of substantially all of the assets of Odyssey, as if the acquisition had occurred on January 1, 1996. The Unaudited Pro Forma Consolidated Condensed Statement of Income for the six months ended June 30, 1997 combines the results of operations of the Company for the six months ended June 30, 1997 with the results of operations of Odyssey for the six months ended March 31, 1997. The Unaudited Consolidated Condensed Statement of Income for the year ended December 31, 1996 combines the results of operations of the Company for the year ended December 31, 1996 with the results of operations of Odyssey for the year ended September 30, 1996.

The Unaudited Pro Forma Consolidated Condensed Statements of Income reflect certain cost savings that management has identified related to elimination of duplicative costs for functional areas and facilities. However, the Unaudited Pro Forma Consolidated Condensed Statements of Income do not reflect certain additional cost savings and synergies that management has identified related to areas such as vendor consolidation and research and development costs.

                             CALLAWAY GOLF COMPANY
            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                 June 30, 1997
                                    (000's)

                                                     HISTORICAL                         PRO FORMA
                                           -------------------------------   -------------------------------
                                                     (unaudited)                       (unaudited)
                                             Callaway
                                               Golf            Odyssey
                                              Company        Sports, Inc.
                                           June 30, 1997    March 31, 1997   Adjustments           Combined
                                           --------------   --------------   ------------         ----------
ASSETS
------

Current assets:
   Cash and cash equivalents                   $ 150,849           $     8     $(129,256)(A)      $  21,593
                                                                                      (8)(B)
   Accounts receivable, net                      127,375            14,222                          141,597
   Inventories, net                               69,353             3,273                           72,626
   Deferred taxes                                 25,328                 8                           25,336
   Other current assets                           13,751                37                           13,788
                                               ---------           -------     ---------          ---------
       Total current assets                      386,656            17,548      (129,264)           274,940

Property, plant and equipment, net               114,567             1,075                          115,642
Goodwill and other intangibles                                      13,630         6,654 (A)        118,352
                                                                                 108,100 (A)
                                                                                 (13,452)(B)
                                                                                    (178)(B)
                                                                                   3,598 (C)
Other assets                                      21,559                57        (3,598)(C)         18,018
                                               ---------           -------     ---------          ---------
                                               $ 522,782           $32,310     $ (28,140)         $ 526,952
                                               =========           =======     =========          =========

LIABILITIES AND SHAREHOLDERS' EQUITY
----------------------------------------

Current liabilities:
   Accounts payable and accrued expenses       $  33,167           $ 3,386                        $  36,553
   Accrued employee compensation and              25,363               496                           25,859
    benefits
   Accrued warranty expense                       27,892                                             27,892
   Income taxes payable                           12,651               288                           12,939
                                               ---------           -------                        ---------
       Total current liabilities                  99,073             4,170                          103,243

Long-term liabilities                              5,821                                              5,821

Commitments and contingencies

Shareholders' equity:
Invested capital of parent                                          28,140     $ (28,140)(A)
Preferred Stock
Common Stock                                         732                                                732
Paid-in-capital                                  342,910                                            342,910

Unearned compensation                             (4,148)                                            (4,148)
Retained earnings                                266,544                                            266,544
Less:  Grantor Stock Trust                      (188,150)                                          (188,150)
                                               ---------           -------     ---------          ---------
       Total shareholders' equity                417,888            28,140       (28,140)           417,888
                                               ---------           -------     ---------          ---------
                                               $ 522,782           $32,310     $ (28,140)         $ 526,952
                                               =========           =======     =========          =========

                See accompanying notes to unaudited pro forma
                 consolidated condensed financial statements.

            NOTES TO PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                  (UNAUDITED)

                                    (000's)


(A) The acquisition was financed with $130,000 in cash and was paid to seller at closing on August 8, 1997. The following table sets forth the calculation of the Company's acquisition costs and its preliminary allocation to Odyssey's assets and liabilities assuming the transaction occurred on June 30, 1997 using the estimated purchase accounting adjustments, which are subject to post-closing adjustments and to further revision once appraisals and other studies of the fair value of Odyssey's assets and liabilities are completed. Final purchase accounting adjustments may differ from the amounts shown below. Under the terms of the asset purchase agreement the estimated purchase price of Odyssey as of August 8, 1997 was $129,256.

          Calculation of Acquisition Cost:
               Purchase of Odyssey                  $130,000
               Purchase price adjustment              (1,106)
               Related acquisition expenses              362
                                                    --------
                                                    $129,256
                                                    --------

          Elimination of book value of net
             assets acquired:
               Assets excluded from purchase        $ 13,638
               Invested capital of parent            (28,140)
                                                    --------

               Net book value eliminated             (14,502)
                                                    --------
               Excess cost over book value          $114,754
                                                    ========

          Allocation of purchase price:
               Accounts receivable                  $ 14,222
               Inventories                             3,273
               Deferred tax asset, current                 8
               Other current assets                       37
               Property, plant and equipment           1,075
               Deferred tax asset, noncurrent             57
               Trade accounts payable                 (3,386)
               Accrued liabilities                      (784)
               Other intangibles                     108,100
               Goodwill                                6,654
                                                    --------
                                                    $129,256
                                                    ========


(B) Adjustment of Odyssey's historical balance sheet to exclude certain assets not purchased and certain liabilities not assumed by the Company under the terms of the asset purchase agreement:

               Cash                                  $     8
               Historical goodwill                    13,452
               Other intangibles                         178
                                                     -------
                                                     $13,638
                                                     =======

(C) Reclassification of goodwill included in the assets of Callaway Golf Company at June 30, 1997 from other assets to goodwill and other intangibles.

                             CALLAWAY GOLF COMPANY
         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                         (000's except per share data)

                                               HISTORICAL                           PRO FORMA
                                -------------------------------------   -------------------------------
                                               (unaudited)                         (unaudited)

                                    Callaway Golf         Odyssey
                                       Company          Sports, Inc.
                                   Six Months Ended   Six Months Ended
                                       June 30,          March 31,
                                         1997               1997           Adjustments        Combined
                                   ----------------   ----------------     -----------        ---------
Net sales                                  $422,105        $23,250                            $445,355
Cost of goods sold                          200,360         10,408                             210,768
                                           --------        -------                            --------
Gross profit                                221,745         12,842                             234,587

Operating Expenses:
   Selling                                   62,595          5,868                              68,463
   General and administrative                32,328          2,614          $   (97)(A)         36,559
                                                                              1,785 (B)
                                                                                (71)(D)
   Research and development                  14,042            299                              14,341
                                           --------        -------          -------           --------
Income from operations                      112,780          4,061           (1,617)           115,224

Other income (expense), net                   2,414                          (2,702)(C)           (288)
                                           --------        -------          -------           --------

Income before income taxes                  115,194          4,061           (4,319)           114,936
Provision for income taxes                   43,906          1,746           (1,976)(E)         43,676
                                           --------        -------          -------           --------

Net income                                 $ 71,288        $ 2,315          $(2,343)          $ 71,260
                                           ========        =======          =======           ========

Earnings per common share                     $1.00                                              $1.00
                                           ========                                           ========

Common equivalent shares                     71,244                                 (F)         71,272
                                           ========                                           ========

                 See accompanying notes to unaudited pro forma consolidated condensed financial statements.

                             CALLAWAY GOLF COMPANY
        UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31,1996
                         (000's except per share data)


                                               HISTORICAL                           PRO FORMA
                                   ----------------------------------    ----------------------------
                                                                                   (unaudited)
                                     Callaway Golf         Odyssey
                                       Company          Sports, Inc.
                                      Year Ended         Year Ended
                                     December 31,       September 30,
                                         1996               1996         Adjustments         Combined
                                   ----------------   ----------------   -----------        ---------
Net sales                             $678,512              $33,203                         $711,715
Cost of goods sold                     317,353               14,581                          331,934
                                      --------              -------                         --------
Gross profit                           361,159               18,622                          379,781

Operating Expenses:
 Selling                                80,701                9,080                           89,781
 General and administrative             74,476                4,384       $  (194)(A)         81,561
                                                                            3,570 (B)
                                                                             (675)(D)
 Research and development               16,154                  474                           16,628
                                      --------              -------       -------           --------
Income from operations                 189,828                4,684        (2,701)           191,811

Other income, net                        5,767                             (5,021)(C)            746
                                      --------              -------       -------           --------

Income before income taxes             195,595                4,684        (7,722)           192,557
Provision for income taxes              73,258                1,996        (2,082)(E)         73,172
                                      --------              -------       -------           --------

Net income                            $122,337              $ 2,688       $(5,640)          $119,385
                                      ========              =======       =======           --------

Earnings per common share                $1.73                                                 $1.69
                                      ========                                              ========

Common equivalent shares                70,661                                    (F)         70,681
                                      ========                                              ========

                 See accompanying notes to unaudited pro forma consolidated condensed financial statements.

        NOTES TO PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                    (000'S)


(A) Reflects decreased amortization of goodwill using an estimated useful life of 40 years, net of historical amortization expense.

(B) Reflects amortization of a portion of excess purchase price (excluding goodwill) to trade name, patents, trademarks, trade dress and covenant not to compete acquired in connection with the acquisition of substantially all of the assets of Odyssey on the straight-line basis over lives ranging from 3 to 40 years.

(C) Loss of interest income on interest-bearing cash and cash equivalent balances of $2,702 and $5,021 for the six months ended June 30, 1997 and the year ended December 31, 1996, respectively. The acquisition was financed with $130,000 in existing cash and cash equivalents and was paid to seller at closing on August 8, 1997.

(D) Elimination of charges for services and overhead allocations from Odyssey's former parent, net of expected cost to replace, calculated as follows:

                                         Six months ended        Year ended
                                           June 30, 1997     December 31, 1996
                                         -----------------   ------------------
Elimination of charges for services
     and overhead allocations                  $(639)             $(1,904)
   Estimated replacement cost                    568                1,229
                                               -----              -------
                                               $ (71)             $  (675)
                                               =====              =======

(E) Adjustment of the consolidated provision for income taxes based on the Company's pro forma effective tax rate to reflect the acquisition of certain assets and liabilities of Odyssey.

(F) Pro forma common equivalent shares are based on weighted average shares outstanding during each period presented, and give effect to the post-closing issuance of stock options of the Company to new employees of Callaway Acquisition as if such options had been issued on January 1, 1996.

                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 21, 1997                   CALLAWAY GOLF COMPANY



                                          By:  /s/  DONALD H. DYE
                                               -----------------------
                                               Donald H. Dye
                                               President and CEO

                                 EXHIBIT INDEX

                                                                SEQUENTIALLY
EXHIBIT NO.      DESCRIPTION                                    NUMBERED PAGE
-----------      -----------                                    -------------
23.1             Consent of Independent Accountants                   22